Registration No. 333-192475

As filed with the Securities and Exchange Commission on August 14, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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School Specialty, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation or organization)	5110 (Primary Standard Industrial Classification Code Number)	39-0971239 (I.R.S. Employer Identification Number)

W6316 Design Drive

Greenville, Wisconsin 54942

(920) 734-5712

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin L. Baehler

Executive Vice President and Chief Financial Officer
W6316 Design Drive

Greenville, Wisconsin 54942

(920) 734-5712

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

☐

Accelerated filer ☒

Non-accelerated filer    ☐  (Do not check if a smaller reporting company)

Smaller reporting company  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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DEREGISTRATION OF CERTAIN SECURITIES

School Specialty, Inc. (the “Company”) is filing this Post-Effective Amendment No. 6 to Form S-1 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-1, which was initially declared effective by the Securities and Exchange Commission on January 29, 2014, and as amended on August 20, 2014, December 3, 2015, February 2, 2016, July 21, 2016, and June 27, 2017 (Registration No. 333-192475) (the “Registration Statement”), with respect to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), regarding the registration of 1,136,415 shares of the Company’s Common Stock as of June 27, 2017 taking into account the Company’s seven-for-one stock split of the Company’s Shares of Common Stock, which was effective August 23, 2017.  Accordingly, the Company hereby amends the Registration Statement by filing this Post-Effective Amendment to deregister the 1,136,415 shares of Common Stock, which constitutes all of the shares registered on June 27, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Wisconsin, on August 14, 2018.

SCHOOL SPECIALTY, INC.

/s/ Kevin L. Baehler

Kevin L. Baehler
Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 in reliance upon Rule 478 of the Securities Act of 1933, as amended.

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